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                                                                    Exhibit 3.19

                                                                          [LOGO]

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE


     I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF


                            ARTICLES OF INCORPORATION


                                       FOR


                          CASELLA TRANSPORTATION, INC.


                                          JUNE 7, 2002

                                          GIVEN UNDER MY HAND AND THE SEAL
                                          OF THE STATE OF VERMONT, AT
                                          MONTPELIER, THE STATE CAPITAL


                                          /s/ Deborah L. Markowitz

                                          DEBORAH L. MARKOWITZ
                                          SECRETARY OF STATE

[SEAL]

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                           VERMONT SECRETARY OF STATE
                            LOCATION: 81 RIVER STREET
                             MAIL: 109 STATE STREET
                            MONTPELIER, VT 05609-1104
                                 (802) 828-2386

                            ARTICLES OF INCORPORATION

CORPORATE NAME: CASELLA TRANSPORTATION, INC. (THE NAME MUST END WITH ONE OF THESE ENDINGS CORPORATION, INCORPORATED, COMPANY, LIMITED OR AN ABBREV. THEREOF)

NAME OF REGISTERED AGENT: MILLER, EGGLESTON & CRAMER, LTD.

          A REGISTERED AGENT IS AN INDIVIDUAL OR A DOMESTIC OR FOREIGN CORPORATION, PROFIT OR NON-PROFIT, WHOSE BUSINESS OFFICE IS IDENTICAL TO THE ADDRESS OF THE REGISTERED OFFICE. THE REGISTERED OFFICE MUST BE LOCATED IN VERMONT. A REGISTERED AGENT RECEIVES VARIOUS KINDS OF LEGAL NOTICES, INCLUDING SERVICE OF PROCESS FOR THE CORPORATION. A CORPORATION CANNOT ACT AS ITS OWN REGISTERED AGENT.

ADDRESS OF REGISTERED OFFICE: 150 S. CHAMPLAIN ST., P.O. BOX 1489, BURLINGTON, VT 05402-1489

OPERATING YEAR: APRIL 30 WILL BE DESIGNATED AS YOUR FISCAL YEAR END UNLESS YOU PROVIDE A DIFFERENT DATE.

EVERY CORPORATION HAS PERPETUAL DURATION, UNLESS OTHERWISE STATED ______________

PLEASE CHECK THE BOX THAT APPLIES FOR YOUR CORPORATION:
     /X/ GENERAL CORPORATION (T.11A)
     / / PROFESSIONAL CORPORATION (T.11, CH.3)
     / / CLOSE CORPORATION (T.11A, CH.20)

NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE:

     10,000 SHARES OF COMMON STOCK, NO PAR VALUE

ANNUAL REPORT: EACH CORPORATION UNDER THIS TITLE IS REQUIRED TO FILE AN ANNUAL REPORT WITHIN 2-1/2 MONTHS OF THE CLOSE OF ITS FISCAL YEAR END. FAILURE TO FILE THIS REPORT WILL RESULT IN TERMINATION OF THE CORPORATE CHARTER. CONTACT THE SECRETARY OF STATE FOR THE ANNUAL REPORT FORM.

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PURPOSE: EVERY CORPORATION IS CONSIDERED AS BEING ORGANIZED FOR THE PURPOSE OF
ENGAGING IN ANY LAWFUL BUSINESS UNLESS A MORE LIMITED PURPOSE IS SET FORTH IN THE ARTICLES OF INCORPORATION. CORPORATIONS ENGAGING IN BUSINESSES THAT ARE SUBJECT TO REGULATION BY CERTAIN STATE AGENCIES MAY INCORPORATE ONLY IF PERMITTED BY, AND SUBJECT TO ALL LIMITATIONS OF THE STATUTES WHICH CONTROL THESE BUSINESSES. THESE CORPORATIONS INCLUDE: (1) BANKS, SAVINGS AND LOAN ASSOCIATIONS, CREDIT UNIONS, AND OTHER FINANCIAL INSTITUTIONS REGULATED UNDER TITLE 8; (2) INSURANCE COMPANIES REGULATED UNDER TITLE 8; (3) PUBLIC SERVICE UTILITIES REGULATED UNDER TITLE 30; (4) RAILROAD COMPANIES REGULATED UNDER TITLE 19; AND (5) PROFESSIONAL CORPORATIONS REGULATED UNDER CHAPTER 3 OF TITLE 11.

STATE THE PURPOSE HERE. ANY LAWFUL BUSINESS

PROFESSIONAL CORPORATIONS: (11 VSA, CHAPTER 3) PROFESSIONAL CORPORATIONS MUST PROVIDE THE FOLLOWING ADDITIONAL INFORMATION: THE NAME, ADDRESS, LICENSE NUMBER AND EXPIRATION DATE OF LICENSE FOR EACH INCORPORATOR, OFFICER, DIRECTOR AND SHAREHOLDER. (A CERTIFICATE FROM THE PROPER REGULATING BOARD MUST BE ATTACHED)

     NAME, TITLE, LICENSE #, EXPIRATION DATE, ADDRESS

DIRECTORS: NAMES AND ADDRESSES OF THE INDIVIDUALS WHO WILL SERVE AS THE INITIAL BOARD OF DIRECTORS:

          JOHN W. CASELLA, 25 GREENS HILL LANE, RUTLAND, VT 05702
          DOUGLAS R. CASELLA, 25 GREENS HILL LANE, RUTLAND, VT 05702 JAMES W. BOHLIG, 25 GREENS HILL LANE, RUTLAND, VT 05702

ONE OR MORE NATURAL PERSONS OF MAJORITY AGE (18) MAY ACT AS INCORPORATOR BY SIGNING BELOW.

SIGNATURE OF INCORPORATOR:  /s/ Catherine Kronk
                           -------------------------------------
                            CATHERINE KRONK
                            MILLER, EGGLESTON & CRAMER, LTD.
                            150 SOUTH CHAMPLAIN STREET, P.O. BOX 1489
                            BURLINGTON, VT 05402-1489

IN ORDER TO DEVELOP A DATA BASE WHICH HIGHLIGHTS TRENDS IN VERMONT BUSINESS, THE DEPARTMENT OF ECONOMIC DEVELOPMENT HAS REQUESTED THAT WE INCLUDE THE LIST BELOW TO ASSIST THEM IN DETERMINING WHICH MOST CLOSELY REFLECTS YOUR CORPORATION. YOUR PARTICIPATION WILL ENABLE THEM TO SERVE EMERGING BUSINESSES MORE EFFECTIVELY. PLEASE CIRCLE THE MOST APPROPRIATE CATEGORY. COMPLETION OF THIS SECTION IS VOLUNTARY.

01. AGRICULTURAL CROPS          26. APPAREL, TEXTILE PRODUCTS      51. MISCELLANEOUS RETAIL
02. AGRICULTURAL LIVESTOCK      27. PAPER, ALLIED PRODUCTS         52. DEPOSITORY INSTITUTION
03. AGRICULTURAL SERVICES       28. PRINTING, PUBLISHING           53. NONDEPOSITORY INSTITUTION
04. FORESTRY                    29. CHEMICALS, ALLIED PRODUCTS     54. SECURITY/COMMODITY BROKER
05. FISHING, HUNTING, TRAPPTNG  30. PETROLEUM & COAL PRODUCTS      55. INSURANCE CARRIER
06. METAL MINING                31. RUBBER & MISC. PLASTIC         56. INSURANCE AGENT/BROKER
07. COAL MINING                 32. LEATHER/LEATHER PRODUCTS       57. REAL ESTATE
O8. OIL, GAS EXTRACTION         33. RAILROAD TRANSPORTATION        58. HOLDING, INVESTMENT OFFICE
09. NONMETALLIC MINERALS        34. LOCAL PASSENGER TRANSIT        59. HOTEL, OTHER LODGING

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
10. BUILDING CONTRACTOR         35. TRUCKING & WAREHOUSING         60. PERSONAL SERVICES
11. HEAVY CONSTRUCTION          36. WATER TRANSPORTATION           61. BUSINESS SERVICES
12. SPECIAL TRADE CONTRACTORS   37. AIR TRANSPORTATION             62. AUTO REPAIR,SERVICES,PARKING
13. LUMBER, WOOD PRODUCTS       38. PIPELINES, (NOT NATURAL GAS)   63. MISCELLANEOUS REPAIRS
14. FURNITURE, FIXTURES         39. TRANSPORTATION SERVICES        64. MOTION PICTURES
15. STONE, CLAY, GLASS          40. COMMUNICATIONS                 65. AMUSEMENT/RECREATION
16. PRIMARY METAL INDUSTRY      41. ELECTRIC, GAS & SANITARY       66. HEALTH SERVICES
17. FABRICATED METAL            42. DURABLE GOODS/WHOLESALE        67. LEGAL SERVICES
18. INDUSTRIAL MACHINERY        43. NONDURABLE GOODS/WHOLESALE     68. EDUCATIONAL SERVICES
19. ELECTRONIC EQUIPMENT        44. BUILDING & GARDEN              69. SOCIAL SERVICES
20. TRANSPORTATION EQUIPMENT    45. GEN. MERCHANDISE STORE         70. MUSEUMS
21. INSTRUMENTS/RELATED PROD.   46. FOOD STORES                    71. MEMBERSHIP ORGANIZATIONS
22. MISCELLANEOUS MFG.          47. AUTO DEALERS/STATIONS          72. ENGINEERING/MGMT.SERVICES
23. FOOD, KINDRED PRODUCTS      48. APPAREL & ACCESSORIES          73. PRIVATE HOUSEHOLDS
24. TOBACCO PRODUCTS            49. FURNITURE/FURNISHINGS          74. SERVICES, NOT ELSEWHERE CLSFD.
25. TEXTILE MILL PRODUCTS       50. EATING/DRINKING PLACES

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$75.00 FILING FEE MUST BE ATTACHED TO THIS APPLICATION.
THE ARTICLES MUST BE TYPEWRITTEN OR PRINTED AND FILED IN DUPLICATE.
UNLESS A DELAYED EFFECTIVE DATE IS SPECIFIED, THE DOCUMENT IS EFFECTIVE ON THE DATE IT IS APPROVED.


                            ARTICLES OF INCORPORATION

                          OFFICE OF SECRETARY OF STATE

                                FILED MAY 18 1998

                                 /s/ [ILLEGIBLE]
                       ----------------------------------
                          FEE OF $_____ HAS BEEN PAID.

[SEAL]


[SEAL]